Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT


Parent

Harrodsburg First Financial Bancorp, Inc.


                                                 Percentage        State of
Subsidiaries                                       Owned        Incorporation
------------                                     ----------     --------------

First Federal Savings Bank of Harrodsburg (a)      100%          United States

Harrodsburg Savings and Loan                       100%            Kentucky
  Service Corporation (a)

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(a)  The operations of this subsidiary are included in the consolidated financial statements contained in the 1997 Annual Report to Stockholders incorporated herein by reference.